Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-249495 and 333-242370 on Form S-3ASR and Registration Statement Nos. 333-231558, 333-237655, 333-249504 and 333-253745 on Form S-8 of our reports dated March 1, 2022, relating to the financial statements of Fastly, Inc. and the effectiveness of Fastly, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

San Francisco, California
February 24, 2023